UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2010
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 27, 2010, First Place Financial Corp. (Registrant) issued a press release announcing the appointment of Frank J. Dixon to the Board of Directors of the Registrant and First Place Bank, effective April 28, 2010.  The appointment of Mr. Dixon increases the size of the Registrant’s Board of Directors to 12 members.  Mr. Dixon will serve as a member of the Audit Committee and the Asset Liability/Investment Committee.  As is true for all of the Registrant’s Board of Directors, Mr. Dixon will be entitled to receive quarterly and per-meeting director fees and have the option to participate in the Directors’ Deferred Compensation Plan.  A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 27, 2010, announcing the appointment of Frank J. Dixon to the Board of Directors of the Registrant and First Place Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: April 27, 2010	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 27, 2010, announcing the appointment of Frank J. Dixon to the Board of Directors of the Registrant and First Place Bank.